Exhibit 99.2

Abercrombie & Fitch
October 2009 Sales Release
Call Script

This is Eric Cerny, Manager of Investor Relations for Abercrombie & Fitch. The following is a summary of our sales results for the fiscal month ended October 31, 2009.

Before I begin, I remind you that any forward-looking statements I may make are subject to the Safe Harbor Statement found in our SEC filings.

Net sales for the four-week period ended October 31, 2009, were $203.4 million, a 5% decrease from net sales of $215.0 million for the four-week period ended November 1, 2008. Total Company direct-to-consumer net merchandise sales were $22 million for the four-week period ended October 31, 2009, a 24% increase from sales for the four-week period ended November 1, 2008. October comparable store sales decreased 15%.

By brand, Abercrombie & Fitch comparable store sales were down 8%. Men’s comps were down by a mid single digit; women’s comps were down by a low double digit. Transactions per average store decreased 1%; average transaction value decreased 6%.

Abercrombie & Fitch
October 2009 Sales Release
Call Script

For abercrombie, comparable store sales were down 17%. Guys comps were down by a mid teen; girls comps were down by a high teen. Transactions per average store decreased 8%; average transaction value decreased 6%.

Hollister comparable store sales were down 21%. Dudes comps were down by a mid teen; Bettys comps were down by a low twenty. Transactions per average store increased 1%; average transaction value decreased 13%.

RUEHL comparable store sales were down 23%. Men’s comps were down by a mid teen; women’s comps were down by a high twenty. Transactions per average store decreased 21%; average transaction value decreased 5%.

Within the direct-to-consumer business, Hollister had the strongest growth. Across all brands, average unit retail decreased 10%.

From a merchandise classification standpoint across all brands and both men’s and women’s, knit tops, graphic tees and denim were weaker performing categories. Woven shirts were stronger performing items for both men’s and women’s.

Abercrombie & Fitch
October 2009 Sales Release
Call Script

Regionally, comparable store sales were down in all US regions and Canada. Comparable store sales continued to be strongly positive in the London flagship store.

The Company will release its third quarter results on Friday, November 13, 2009, prior to the open of the market, followed by a conference call at 8:30 AM Eastern Time. To listen to the conference call, dial (888) 637-7707 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 312-0405. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820, followed by the conference ID number 7444736 or through www.abercrombie.com.

Thank You

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